FOURTH AMENDMENT TO

PURCHASE AND SALE AGREEMENT

THIS FOURTH AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Fourth Amendment”) is made and entered into as of January 26, 2007 by and between GREIT–ONE WORLD TRADE CENTER, L.P., a California limited partnership (“Seller”), and LEGACY PARTNERS REALTY FUND II, LLC, a Delaware limited liability company (“Buyer”).

RECITALS

A. Seller and Buyer have entered into that certain Purchase and Sale Agreement dated as of August 17, 2006, as amended by that certain First Amendment to Purchase and Sale Agreement dated as of September 21, 2006, that certain Second Amendment to Purchase and Sale Agreement dated as of January 5, 2007 and that certain Third Amendment to Purchase and Sale Agreement dated as of January 19, 2007 (as amended, the “Purchase Agreement”), with respect to that certain real property commonly known as One World Trade Center, located in the County of Los Angeles, State of California, and more particularly described in the Purchase Agreement.

B. The parties hereto desire to amend the Purchase Agreement to confirm certain matters as set forth below.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Buyer agree as follows:

1. Defined Terms. Initially capitalized terms used in this Fourth Amendment and not otherwise defined in this Fourth Amendment shall have the meanings provided for such terms in the Purchase Agreement.

2. Closing. Notwithstanding anything to the contrary in Section 7.2.1 of the Purchase Agreement, Seller and Buyer agree that the outside date for Closing shall be extended to January 31, 2007.

3. Miscellaneous. Except to the extent expressly modified by this Fourth Amendment, the Purchase Agreement remains in full force and effect. To the extent of any inconsistency between this Fourth Amendment and the Purchase Agreement, the terms and conditions of this Fourth Amendment shall control. This Fourth Amendment may be executed in multiple counterparts, all of which, taken together, shall constitute one document. This Fourth Amendment shall be deemed effective against a party upon receipt by the other party (or its counsel) of a counterpart executed by facsimile.

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IN WITNESS WHEREOF, Seller and Buyer have executed this Fourth Amendment as of the date referenced above.

SELLER:

GREIT–ONE WORLD TRADE CENTER, L.P.,

a California limited partnership

By:	GREIT – One World Trade Center GP, LLC,

a California limited liability company

Its:	General Partner

	By:	G REIT, L.P.,

a Virginia limited partnership,

	Its:	sole member

		By: Its:	G REIT, Inc., a Maryland corporation, General Partner

			By:	/s/ Andrea R. Biller

			Name:	Andrea R. Biller

			Title:	Secretary

BUYER:

LEGACY PARTNERS REALTY FUND II, LLC,

a Delaware limited liability company

By:	Legacy Partners Investment Management Services, LLC

Its:	a Delaware limited liability company Managing Member

	By:	/s/ Robert F. Phipps

	Name:	Robert F. Phipps

	Title:	V.P.